Exhibit 10.4
LOAN CONTRACT

Party A: (Lender)   Shandong Longkong Travel Development Co., Ltd
Party B: (Borrower) Yishui Underground Fluorescent Lake Travel Development Co., Ltd

To relieve the financial strain, Party A agrees to obtain a Loan from Bank of China in a amount of Fifteen million Yuan, and provide it to Party B; the loan fund shall be used by Party B for business operating; Both Parties agree to sign the contract through a equal consultation.

Article 1: Description of the loan

1.  The loan Amount is RMB15, 000, 000.00 Yuan; in words: RMB Fifteen Million Yuan.

2.  The loan lending interest rate shall be same to the current Basis Loan Interest Rate issued by BOC.

3.  The loan term shall be starting from 27-11-2009 to 27-10-2010.

4.  The loan shall be used for working capital, Party B shall not change the purpose of the loan.

5.  Party A shall charge Party B a guarantee fee at a rate of 1.5% of the loan amount, deduct it as releasing the loan in a lump sum.

Article 2: Commitment

1.  The loan is due, Party B commits to repay up.

2.  The loan is due, in case of that Party B still has financial strain, the loan may be extended with Party A's consent.

3.  Party B fails to repay the Loan including the principal and interest, Party A may go to laws to recover the loan.

Article 3: The contract is made out in 2 duplicates, each for both parties.

Party A: (Lender)     Shandong Longkong Travel development Co., Ltd
                                                 (sealed)
Signature:                 /s/ YU XINBO

Party B: (Borrower) Yishui Di Xia Ying Kwong Hu Nu You Fa Zhen Co Ltd
                                                  (sealed)
Signature:                 /s/ XU JIAN

Date: 24-11-2009